Exhibit 10.1

EXECUTION VERSION

THIRD AMENDMENT TO DELAYED DRAW TERM LOAN

AND BRIDGE LOAN CREDIT AGREEMENT

THIRD AMENDMENT TO DELAYED DRAW TERM LOAN AND BRIDGE LOAN CREDIT AGREEMENT (this “Amendment”), dated as of March 11, 2015 (the “Effective Date”) by and among Par Petroleum Corporation, a Delaware corporation (the “Borrower”), the Guarantors party hereto (the “Guarantors” and together with the Borrower, each a “Credit Party” and collectively, the “Credit Parties”), the lenders party hereto (the “Lenders”), and Jefferies Finance LLC, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”).

WHEREAS, the Credit Parties, the Administrative Agent, and the Lenders entered into that certain Delayed Draw Term Loan and Bridge Loan Credit Agreement dated as of July 11, 2014 (as amended by the First Amendment (as defined below) and the Second Amendment (as defined below), and as may be further amended, amended and restated, modified, supplemented, extended, renewed, restated or replaced from time to time, the “Credit Agreement”);

WHEREAS, pursuant to that certain First Amendment to Delayed Draw Term Loan and Bridge Loan Credit Agreement dated as of July 28, 2014 (the “First Amendment”), among the Credit Parties, the Administrative Agent, the Term Lenders and the Bridge Lenders, (x) the Term Lenders made a Fourth Advance to Borrower in the aggregate principal amount of $35,000,000 and (y) the Borrower agreed to repay the Term Loan Obligations with respect to the Fourth Advance within fifteen (15) days after Borrower’s receipt of the Rights Offering Equity Proceeds;

WHEREAS, on August 19, 2014, the Borrower received approximately $101,800,000 in gross proceeds, before expenses, from the issuance of Common Stock pursuant to the Rights Offering;

WHEREAS, the Borrower terminated all of the Bridge Loan Commitments effective as of September 3, 2014 (prior to Bridge Lenders making the Bridge Loan), and a result thereof, the only Lenders party to the Credit Agreement are Term Lenders;

WHEREAS, pursuant to that certain Second Amendment to Delayed Draw Term Loan and Bridge Loan Credit Agreement dated as of September 10, 2014 (the “Second Amendment”), among the Credit Parties, the Administrative Agent, and the Lenders, (i) the Borrower requested that the Lenders waive the requirement that the Borrower repay the Term Loan Obligations with respect to the Fourth Advance within fifteen (15) days after the Borrower’s receipt of the Rights Offering Equity Proceeds and extend the date by which the Borrower was required to repay the Term Loan Obligations with respect to the Fourth Advance until March 31, 2015;

WHEREAS, the Borrower has requested that the Lenders agree to further extend the date by which the Borrower is required to repay the Term Loan Obligations with respect to the Fourth Advance, for an additional twelve months, to March 31, 2016;

WHEREAS, the Lenders have agreed to such extension subject to the terms and conditions hereof; and

WHEREAS, the Borrower has requested that the Lenders amend certain provisions of the Credit Agreement and the Lenders have agreed to amend such provisions of the Credit Agreement, subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Defined Terms. All capitalized terms used herein (including in the recitals hereto) shall have the respective meaning assigned to such terms in the Credit Agreement, unless otherwise defined herein.

2. Amendments to Credit Agreement.

(a) The following new defined terms are hereby added to Appendix I of the Credit Agreement in their appropriate alphabetical order:

‘“Fourth Advance Additional Extension Payment” shall have the meaning assigned to such term in Section 3(b) of the Third Amendment.’

‘“Fourth Advance Additional Extension Payment Letter” means that certain extension payment letter dated as of March 11, 2015, between the Credit Parties and the Lenders.’

‘“Third Amendment” means that certain Third Amendment to Delayed Draw Term Loan and Bridge Loan Credit Agreement, dated as of March 11, 2015, by and among the Borrower, the other Credit Parties thereto, the Lenders party thereto, and the Administrative Agent.”

3. Extension; Fourth Advance Additional Extension Payment.

(a) Extension. The Lenders hereby extend the date by which the mandatory prepayment under Section 2.8(g)(i) of the Credit Agreement is required to be made by the Borrower, with respect to the Fourth Advance, to March 31, 2016.

(b) Fourth Advance Additional Extension Payment. The Borrower shall pay to the Lenders an additional extension payment in connection with this Amendment (the “Fourth Advance Additional Extension Payment”) as set forth and in accordance with the terms and provisions of the Fourth Advance Additional Extension Payment Letter. The Fourth Advance Additional Extension Payment shall be earned in full on the date hereof and shall be payable in accordance with the provisions of the Fourth Advance Additional Extension Payment Letter. The Fourth Advance Additional Extension Payment shall not in any way limit the Borrower’s obligations to pay any other amount hereunder, or reimburse the Administrative Agent or the Lenders for any cost or expense, under the Loan Documents. The Fourth Advance Additional Extension Payment shall constitute a “Term Loan Obligation” for all purposes under the Loan Documents.

4. Representations and Warranties. Each of the Borrower and each of the Guarantors hereby confirms, reaffirms, and restates the representations and warranties made by it in the Credit Agreement, as amended hereby, and confirms that all such representations and warranties are true and correct in all material respects as of the date hereof (except that any representation and warranty that is qualified as to “materiality” or “Material Adverse Change” shall be true and correct in all respects). The Borrower and each Guarantor further represent and warrant (which representations and warranties shall survive the execution and delivery of this Amendment) to the Lenders that:

(a) The execution, delivery, and performance by each Credit Party of this Amendment and the consummation of the transactions contemplated hereby, (i) are within such Credit Party’s governing powers, (ii) have been duly authorized by all necessary governing action, (iii) do not contravene (x) such Credit Party’s Organizational Documents or (y) any law or any contractual restriction binding on or affecting such Credit Party, and (iv) will not result in or require the creation or imposition of any Lien prohibited by the Loan Documents;

(b) No consent, order, authorization, or approval or other action by, and no notice to or filing with, any Governmental Authority or any other Person is required for the due execution, delivery, and performance by any Credit Party of this Amendment, or the consummation of the transactions contemplated hereby, except for those consents and approvals that have been obtained, made or waived on or prior to the date hereof and that are in full force and effect;

(c) This Amendment has been duly executed and delivered by such Credit Party and is the legal, valid, and binding obligation of each Credit Party enforceable against such Credit Party in accordance with its terms, except as such enforceability may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or transfer, or similar law affecting creditors’ rights generally and by general principles of equity; and

(d) No Default or Event of Default shall have occurred and be continuing as of the Effective Date or will result from the execution, delivery and performance of this Amendment.

5. Effect of this Amendment. Except as expressly amended or consented to hereby, the Credit Agreement and the other Loan Documents are ratified and confirmed in all respects and shall remain in full force and effect in accordance with their respective terms. Except as expressly set forth herein, the terms of this Amendment shall not be deemed (i) a waiver of any Default or Event of Default, (ii) a consent, waiver or modification with respect to any term, condition, or obligation of the Borrower or any other Credit Party in the Credit Agreement or any other Loan Document, (iii) a consent, waiver or modification with respect to any other event, condition (whether now existing or hereafter occurring) or provision of the Loan Documents or (iv) to prejudice any right or remedy which the Administrative Agent or any Lender may now or in the future have under or in connection with the Credit Agreement or any other Loan Document.

6. Conditions Precedent. This Amendment shall become effective on the Effective Date, subject to the prior or concurrent satisfaction of each of the conditions precedent set forth below unless any such condition is waived, in writing by the Lenders:

a) Documentation. The Administrative Agent shall have received the following, duly executed by all the parties thereto, in form and substance satisfactory to the Lenders:

i. this Amendment;

ii. the Fourth Advance Additional Extension Payment Letter; and

iii. such other documents, governmental certificates, agreements and lien searches as the Administrative Agent or the Lenders may reasonably request.

b) Payment of Fees. On the Effective Date, Borrower shall have paid (i) the Fourth Advance Additional Extension Payment, in cash, to the Lenders and (ii) the administrative agency amendment fee, in the amount separately agreed to between the Borrower and the Administrative Agent, to the Administrative Agent.

c) No Default. No event or condition exists that would constitute a Default or Event of Default before or after giving effect to this Amendment.

d) Representations and Warranties. The representations and warranties contained in Article IV of the Credit Agreement, this Amendment, and in each other Loan Document shall be true and correct in all material respects (except that any representation and warranty that is qualified as to “materiality” or “Material Adverse Change” shall be true and correct in all respects) as of such date (except in the case of representations and warranties that are made solely as of an earlier date or time, which representations and warranties shall be true and correct as of such earlier date or time).

7. Miscellaneous.

(a) Survival of Representations and Warranties. All representations and warranties made in this Amendment or any other document furnished in connection with this Amendment shall survive the execution and delivery of this Amendment and such other documents, and no investigation by the Administrative Agent or the Lenders or any closing of any transaction shall affect the representations and warranties or the right of the Administrative Agent or the Lenders to rely upon them.

(b) Notices. All notices required to be made under this Amendment shall be made in the manner and at the address set forth in Section 10.2 of the Credit Agreement.

(c) Expenses. The Borrower agrees to pay or reimburse the Administrative Agent and the Lenders for all reasonable fees and out-of-pocket disbursements incurred by the Administrative Agent or the Lenders in connection with the preparation, execution, delivery, administration and enforcement of this Amendment, including without limitation the reasonable fees and disbursements of counsel for the Administrative Agent and the Lenders, to the same extent that the Borrower would be required to do so pursuant to Section 10.4 of the Credit Agreement.

(d) Reference to Credit Agreement. From and after the effectiveness of this Amendment, all references to the Credit Agreement shall mean the Credit Agreement as amended hereby and as hereafter modified, amended, restated or supplemented from time to time, and each reference in any other Loan Document to the Credit Agreement shall mean the Credit Agreement as amended hereby and as hereafter modified, amended, restated or supplemented from time to time.

(e) Severability. If any provision of this Amendment is held by a court of competent jurisdiction to be invalid or unenforceable, such provision shall be inapplicable to the extent of such invalidity without affecting the validity or enforceability of the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

(f) Section Headings. Section headings herein are included for convenience of reference only and shall not affect the meaning or interpretation of this Amendment.

(g) Entire Agreement. This Amendment shall be deemed to be a Loan Document and, together with the other Loan Documents and the agreements, documents and instruments contemplated hereby, constitutes the entire understanding of the parties with respect to the subject matter hereof and thereof, and any other prior or contemporaneous agreements, whether written or oral, with respect hereto or thereto are expressly superseded hereby and thereby.

(h) Counterparts. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Amendment. Delivery of an executed counterpart of this Amendment by facsimile or .pdf shall be equally as effective as delivery of an original executed counterpart of this Amendment. Any party delivering an executed counterpart of this Amendment by facsimile or .pdf also shall deliver an original executed counterpart of this Amendment but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment.

(i) Successors and Assigns. This Agreement shall be binding on and inure to the benefit of the parties hereto and their heirs, beneficiaries, successors and assigns. The Credit Parties may not assign this Amendment or any of their respective rights or obligations hereunder to any Person without the prior written consent of the Lenders, which consent may be withheld or given in each such Lender’s sole discretion.

(j) Governing Law; Venue; Jury Trial. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE CHOICE OF LAW AND VENUE PROVISIONS SET FORTH IN SECTION 10.12 OF THE CREDIT AGREEMENT, AND SHALL BE SUBJECT TO THE JURY TRIAL WAIVER SET FORTH IN SECTION 10.14 OF THE CREDIT AGREEMENT.

(k) Guarantors. Each Guarantor, for value received, hereby expressly consents and agrees to the Borrower’s execution and delivery of this Amendment, to the performance by the Borrower of its agreements and obligations hereunder and to the consents and amendments set forth herein. This Amendment, the performance or consummation of any transaction or matter contemplated under this Amendment and all consents and amendments set forth herein, shall not limit, restrict, extinguish or otherwise impair any Guarantor’s liability to the Administrative Agent and Lenders with respect to the payment and other performance obligations of such Guarantor pursuant to the Guarantees. Each Guarantor hereby ratifies, confirms and approves its Guarantee and acknowledges that it is unconditionally liable to the Administrative Agent and Lenders for the full and timely payment of the Guaranteed Obligations (on a joint and several basis with the other Guarantors). Each Guarantor hereby acknowledges that it has no defenses, counterclaims or set-offs with respect to the full and timely payment of any or all Guaranteed Obligations.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, each of the parties hereto has duly executed this Third Amendment to Delayed Draw Term Loan and Bridge Credit Agreement as of the date first written above.

BORROWER:

PAR PETROLEUM CORPORATION,
a Delaware corporation

By:	/s/ Christopher Micklas
Name:	Christopher Micklas
Title:	Chief Financial Officer

GUARANTORS:

PAR PICEANCE ENERGY EQUITY LLC,
a Delaware limited liability company

PAR UTAH LLC,
a Delaware limited liability company

EWI LLC, a Delaware limited liability company

PAR WASHINGTON LLC,
a Delaware limited liability company

PAR NEW MEXICO LLC,
a Delaware limited liability company

HEWW EQUIPMENT LLC,
a Delaware limited liability company

PAR POINT ARGUELLO LLC,
a Delaware limited liability company

By: PAR PETROLEUM CORPORATION,
a Delaware corporation, as Sole Member of each of the foregoing companies

	By:	/s/ Christopher Micklas
	Name:	Christopher Micklas
	Title:	Chief Financial Officer

[Signature Page to Third Amendment to Delayed Draw Term Loan and Bridge Loan Credit Agreement]

ADMINISTRATIVE AGENT:

JEFFERIES FINANCE LLC, as
Administrative Agent

By:	/s/ J. Paul McDonnell
Name:	J. Paul McDonnell
Title:	Managing Director

[Signature Page to Third Amendment to Delayed Draw Term Loan and Bridge Loan Credit Agreement]

LENDERS:

WB MACAU55, LTD., as a Lender

By:	/s/ Mark Strefling
Name:	Mark Strefling
Title:	General Counsel & Chief Operating
Officer Whitebox Advisors LLC Director, WBMacau55, LTD

[Signature Page to Third Amendment to Delayed Draw Term Loan and Bridge Loan Credit Agreement]

Highbridge International, LLC, as a Lender

By: Highbridge Capital Management, LLC, as trading manager

By:	/s/ Jonathan Segal
Name:	Jonathan Segal
Title:	Managing Director

Highbridge Tactical Credit & Convertibles
Master Fund, L.P., as a Lender

By: Highbridge Capital Management, LLC, as trading manager

By:	/s/ Jonathan Segal
Name:	Jonathan Segal
Title:	Managing Director

[Signature Page to Third Amendment to Delayed Draw Term Loan and Bridge Loan Credit Agreement]